Exhibit 3.87

CERTIFICATE OF INCORPORATION

OF

ARA HEALTHCARE NUTRITION SERVICES

OF THE VIRGIN ISLANDS, INC.

FIRST: The name of the corporation is ARA Healthcare Nutrition Services of the Virgin Islands, Inc.

SECOND: The registered office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall be authorized to issue 1,000 shares all of which are to be of one class and with a par value of $1.00 per share.

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Address

Lilly Dorsa	1101 Market Street Philadelphia, Pennsylvania 19107

SIXTH: Elections of directors need not be by written ballot.

SEVENTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the by-laws of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said promise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this seventh day of July 1991.

/s/ Lilly Dorsa
Lilly Dorsa
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

ARA HEALTHCARE NUTRITION SERVICES OF THE VIRGIN ISLANDS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY;

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ARA HEALTHCARE NUTRITION SERVICES OF THE VIRGIN ISLANDS, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

1. The name of the corporation is: ARAMARK Healthcare Support Services of the Virgin Islands, Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: The Certificate of Amendment shall become effective on October 10, 1994.

IN WITNESS WHEREOF, said ARA HEALTHCARE NUTRITION SERVICES OF THE VIRGIN ISLANDS, INC. has caused this certificate to be signed by Michael O’Hara, its vice president and attested by Priscilla M. Bodnar, its secretary, this 3rd day of October, 1994.

ARA HEALTHCARE NUTRITION SERVICES OF THE VIRGIN ISLANDS, INC.

By	/s/ Michael O’Hara
Michael O’Hara, Vice President

ATTEST:

By	/s/ Priscilla M. Bodnar
Priscilla M. Bodnar, Secretary